UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

BIONITROGEN HOLDINGS CORP.
Exact name of registrant as specified in its charter

New Jersey	33-36670	22-3061278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Centrepark Blvd, Suite 860 West Plam Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

561-600-9550
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

BioNitrogen Holdings Corp. is referred to herein as "we", "our" or "us."

On September 9, 2014, our then President/Chief Financial Officer, Bryan B. Kornegay, Jr. (“Kornegay”), was criminally charged by the Office of State Attorney for the 10th Judicial District of Florida with grand theft in excess of $100,000. Following the publication of those charges, on or about September 19, 2014, Kornegay took a leave of absence from his positions as our President/Chief Financial Officer. The leave of absence was approved by our Board of Directors. The criminal matter was ultimately dismissed.

In January 2015, we engaged legal counsel to conduct an internal investigation of Kornegay’s handling and issuance of our securities, funds paid by investors, bank accounts into which the investor funds were deposited and related transactions. On March 23, 2015 and April 8, 2015, our legal counsel presented preliminary findings of the internal investigation to our Board of Directors, including Kornegay. In response to these preliminary findings, which included allegations of misconduct by Kornegay, Kornegay resigned from our Board of Directors effective April 10, 2015. Thereafter, we continued (and continue to this date) to conduct an internal investigation of damages that we have suffered from Kornegay’s misconduct.

We made a preliminary report of our internal investigation’s findings to the United States Securities and Exchange Commission and we will cooperate with federal regulators to identify potential violations of the federal securities laws and to recover identifiable losses that we have suffered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIONITROGEN HOLDINGS CORP.

Dated: May 20, 2015	By:	/s/ Carlos A. Contreras, Sr.
	Name:	Carlos A. Contreras, Sr.
	Title:	Chairman & CEO